UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Principal Officers.

(c) On April 14, 2005, the board of directors of Shopping.com Ltd. (the “Company”) appointed the Company’s Chief Revenue Officer, Ignacio Fanlo, as the Company’s President of Worldwide Field Operations effective immediately.

Mr. Fanlo is 43 years old and has served as the Company’s Chief Revenue Officer since April 2003. From August 1999 through October 2001, he served as the Company’s Chief Financial Officer, from August 1999 to April 2003 he served as the Company’s Chief Operating Officer and from October 2001 to April 2003 he served as the Company’s President. From 1998 to August 1999, Mr. Fanlo was not employed, and pursued his private interests. From 1993 to 1998, Mr. Fanlo worked for Morgan Stanley Dean Witter, most recently as a managing director in charge of United States Dollar securitized debt trading and capital markets.

Mr. Fanlo’s current employment agreement with the Company will remain in effect. This agreement is Exhibit 10.10 to the Company’s Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission on March 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer